EXHIBIT 23.B

                            CONSENT OF LEGAL COUNSEL

Farmland Industries, Inc.:


     The undersigned consents to the use herein of his opinion, dated December 12, 1994, relating to the legality of Subordinated Capital Investment Certificates, Subordinated Monthly Income Capital Investment Certificates, and Demand Loan Certificates being registered, and of all other statements and opinions attributed to him appearing in this Registration Statement No. 033-56821.


                                                Robert B. Terry
                                                Vice President,
                                                and General Counsel


Kansas City, Missouri
October 2, 1995